Exhibit (j)
Bank of America, N.A.
Custodial Agreement
     Agreement dated as of _______, 2010 between Bank of America, National Association (“Bank of America” or the “Custodian”) and Horizon Technology Finance Corporation (the “Client”).
     1. Employment of Custodian. The Client hereby employs the Custodian as custodian of all assets of the Client which are delivered to and accepted by the Custodian (the “Property”) pursuant to the terms and conditions set forth herein. For purposes of this Agreement, “delivery” of Property shall include the acquisition of a security entitlement (as that term is defined in the New York Uniform Commercial Code (“UCC”)) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-Cash investment property of the Client (“Securities”) and cash from whatever source and in whatever currency (“Cash”), provided that the Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property that the Custodian considers not to be appropriate or in proper form for deposit for any reason. The Custodian shall not be responsible for any property not delivered to and accepted by the Custodian or any of its Sub-custodians (as that term is defined in Section 4 below) as hereinafter provided.
     2. Custody Account. The Custodian agrees to establish and maintain one or more custody account(s) on its books in the name of the Client (collectively, the “Account”) for, and will segregate on its books and records, any and all Property consisting of Securities from time to time received and accepted by the Custodian or any of its Sub-custodians for the Client hereunder. Such initial account(s) shall be listed on Exhibit A attached hereto, which list shall be updated and distributed to the Client from time to time. Any and all Property consisting of Cash from time to time received and accepted by the Custodian or any of its Sub-custodians for the account of the Client hereunder shall be credited to the Account on the books of the Custodian. The Client acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons, and warrants its authority to deposit, in the Account, any Property received therefor by the Custodian or its Sub-custodians and to give, and authorize others to give, instructions relative thereto pursuant to the terms of this Agreement. The Client further agrees that the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Account be affected by, any agreement between the Client and any other person to which the Custodian is not a party.
     The Custodian shall hold, on behalf of the Client, all Property in the Account and, to the extent such Property constitutes financial assets for purposes of the UCC, shall maintain those financial assets as security entitlements in favor of the Client. Except as may otherwise be provided herein in respect of Securities issued outside the United States and collections of income in a currency other than United States dollars, all transactions involving the Property shall be executed or settled solely in accordance with Instructions (as that term is defined in Section 9), except that until the Custodian receives Instructions to the contrary, the Custodian will:
(a)	receive all interest and dividends and all other income and payments, whether paid in Cash or in kind, on the Property, as the same are paid by the related payor, and credit the same to the Account;

(b)	present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian has received written notice of such call, redemption, retirement or other payment event and credit the Cash received to the Account;

(c)	(i) exchange Securities where the exchange is purely ministerial and no exercise of discretion is required (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves); and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for the Account, forward such notification to the Client (or its designee), provided, however, that if such Instructions in respect hereof are not received from Client (or its designee) in time for the Custodian to take timely action, no action shall be taken with respect thereto;

(d)	execute in the Client’s name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property;

(e)	appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (d) above, including without limitation, affiliates of the Custodian or any Sub-custodian; and

(f)	unless otherwise instructed by the Client, distribute or invest Cash received in the Account in accordance with the standing instructions attached hereto as Exhibit B-1 and Exhibit B-2 no later than the Business Day on which such Cash (including proceeds from the sale of Securities) is received, or, to the extent that such Cash is received after the cut-off time for the selected investment, on the following Business Day.
     The Client may also instruct the Custodian to make one-time disbursements by providing Instructions in the form of Exhibit H attached hereto. The Custodian shall deliver, subject to Section 9 below, any and all Property in the Account in accordance with Instructions. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized to or required by law to close.
     Funds in the Account may be retained in the Account or invested as directed by the Client in writing to the Custodian, such instructions to be attached hereto as Exhibit B-2 and deemed a part of this Agreement. The Client shall treat all income, gains, and losses from the investment of funds in the Account as its income or loss for federal, state, and local income tax purposes. The Custodian shall have no liability for any loss in investments of funds in the Account (other than losses resulting from the gross negligence or willful misconduct of the Custodian).
     3. Records, Ownership of Property and Statements. The ownership of the Property, whether maintained directly by the Custodian or indirectly through a Sub-custodian or a Securities System (as that term is defined in Section 4) in which the Custodian participates, shall be clearly recorded on the Custodian’s books as belonging to the Account and not for the Custodian’s own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account.
     Subject to the election of the Client as hereinafter provided, the Custodian will supply to the Client on a monthly basis, a statement in respect to any Property in the Account. In the absence of the filing in writing with the Custodian by the Client of exceptions or objections to any such statement within sixty (60) days of the delivery thereof, the Client shall be deemed to have approved such statement; and in such case or upon written approval of the Client of any such statement, such statement shall be presumed to be correct for all purposes with respect to all information set forth therein. In addition, the Client understands that it has the option to elect to participate in the Custodian’s Trust View Express (web) product which can provide the Client, on a daily basis, with the ability to view on-line or to print on hard copy (the “Electronic On-Line System”): (i) all transactions involving the delivery in and out of the Account on a free or payment basis; (ii) payments of principal and interest; (iii) pending transactions (excluding outgoing wires); and (iv) Securities and Cash in the Account, together with market values thereof. The Client agrees that its receipt of online statements and all other related online communications will satisfy all of Custodian’s existing legal and contractual obligations to provide statements and reports with respect to the Client’s Account. Access to the Custodian’s Trust View Express (web) product will be made available to the Client upon (i) the delivery by the Client to the Custodian of a completed Trust Account Web Access Enrollment Form in the form attached hereto as Exhibit J-1 and (ii) the execution and delivery by the Client to the Custodian of the Trust Web Site Services Agreement in the form attached hereto as Exhibit J-2.
     4. Sub-custodians and Securities Systems. The Client authorizes and instructs the Custodian to maintain the Property in the Account directly in one of its branches or indirectly through custody accounts which have been established by the Custodian with the following other securities intermediaries: (a) another bank or trust company or branch thereof located within or outside of the United States (individually, a “Sub-custodian”), or (b) a securities depository or clearing agency or system in which the Custodian or Sub-custodian participates (individually, a “Securities System”). The Custodian shall select in its sole discretion the Sub-custodian or Securities System in the custody of which any of the Securities may be so maintained or with which any Cash may be so deposited; provided that any such arrangement will not be entered into without prior written notice to the Client (or as otherwise provided in the Investment Company Act of 1940, as amended (the “1940 Act”)). The Custodian may, at any time in its discretion, upon written notification to the Client, terminate the employment of any Sub-custodian or Securities System.
     5. Holding of Securities, Nominees, etc. Securities in the Account which are maintained by the Custodian or any Sub-custodian may be held directly by such entity in the name of the Client or in bearer form or maintained in the Custodian’s or the Sub-custodian’s own name or in the name of the Custodian’s or Sub-custodian’s nominee. Securities which are maintained through a Sub-custodian or are eligible for deposit in a Securities System as provided above may be maintained with the Sub-custodian or the Securities System in an account for the Custodian’s or Sub-custodian’s customers. Securities maintained with the Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.
     6. Proxies, etc. If the Custodian shall receive any proxies, notices, reports or other communications relative to any of the Securities in the Account, the Custodian shall transmit to the Client (or the Client’s designee and, in this Section 6, references to the Client shall be deemed to include references to its designee, if any), or notify the Client of the receipt of, such proxies, notices, reports or other communications, in each case in accordance with its standard notification procedures. At the direction of the Client, the Custodian, or its nominees or agents, shall vote upon or in respect of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any similar action with respect thereto. In the absence of such direction from the Client, the Custodian shall have no obligation to take any of the foregoing actions in respect of the Securities in the Account.
     7. Settlement Procedures. Delivery Instructions for the Custodian are specified in Exhibit C attached hereto.
     (a) The proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the Account. If the Client has directed the Custodian to disburse Cash received into the Account, proceeds from the sale of a Security may remain in the Account until the following Business Day. Proceeds from the sale of a security will be disbursed or invested in accordance with Section 2(f). Settlement and payment for Securities received for the Account and delivery of Securities out of the Account may be affected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.
     (b) Settlement of trades of assets (other than physical assets, repurchase agreements, assets held through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), Clearstream Banking, Luxembourg S.A. (“Clearstream”) or a Sub-custodian) into the Account and posting of income and principal payments on such assets into the Account will be on a contractual basis. The Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the Account at the time the trade for such securities is matched for settlement. In the event that the Custodian settles a trade of assets into the Account without there being sufficient immediately available funds in the Account, the Client will deposit the amount of any such shortfall, together with all associated overdraft charges, into the Account by 4:30 p.m. (New York time) on the day of receipt of notice of such shortfall from the Custodian. In the event that the Custodian has not received funds in the amount of such shortfall from the Client by such time, the Custodian may cancel, DK or reverse the settlement of the related trade. The Client agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the proceeds of the sale of the purchased securities). Settlement of trades of physical assets, repurchase agreements, assets held through Euroclear or Clearstream, or assets held through a Sub-custodian into the Account and posting of income and principal payments on such assets into the Account will be on an actual basis.
     (c) Securities will be transferred, exchanged or delivered by the Custodian or a Sub-custodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for the Account and delivery of Securities out of the Account may be affected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs.
     8. Notice for Trades. In order to ensure proper settlement of trades, the Custodian shall receive notice via email or facsimile of any upcoming trade activity, delivered in accordance with the Delivery Instructions (as specified in Exhibit C) and a completed Pending Trade Notice (attached hereto as Exhibit G) no later than one (1) Business Day prior to settlement date for both book entry trades and physical trades, unless the Client or its designee is affirming its own book entry trades. Any Pending Trade Notice sent to the Custodian via facsimile or electronic mail from an individual listed as an Authorized Signer (attached hereto as Exhibit D) or from the Client via electronic mail with a copy to an Authorized Signer shall constitute notice of a pending trade required pursuant to this Section 8. Physical sales that require the security being held by the Custodian to be split prior to the settlement date require notice of at least seven (7) Business Days prior to the proposed settlement date and will be subject to the transfer agent’s turnaround time for processing splits. Physical sales that do not require the security being held by the Custodian to be split prior to the settlement date require notice of at least three (3) Business Days prior to the proposed settlement date.
     9. Instructions. The term “Instructions” means instructions from the Client in respect of any of the Custodian’s duties hereunder which have been received by the Custodian at its address set forth in Exhibit C: (i) in writing in the form of either Exhibit G or Exhibit H (including, without limitation, facsimile transmission and PDF files delivered by email) signed by such person or persons as the Client shall have from time to time authorized to give the particular class of Instructions in question and whose name, title and specimen signature are attached hereto as Exhibit D; or (ii) upon receipt of such other form of instructions as the Client may from time to time authorize in writing and which the Custodian agrees to accept.
     The Custodian shall have the right to assume in the absence of notice to the contrary from the Client that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Client to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Client or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.
     10. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are within the scope of its duties and not contrary to the provisions of this Agreement. The

Custodian will comply with the requirements of any law or regulation (including the 1940 Act) that is applicable to the duties to be performed by the Custodian under this Agreement. The Custodian will not be liable to the Client for any losses, damages, costs and expenses or other liabilities of any kind or nature incurred by the Client and arising out of the safekeeping of Property in the Account or the carrying out of the Custodian’s obligations under this Agreement except to the extent such losses, damages, costs, expenses or other liabilities were caused by the Custodian’s gross negligence, bad faith or willful misconduct. The Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions. The Client shall indemnify, defend and hold harmless the Custodian and its affiliates, officers, directors and employees for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) and other liabilities of any kind or nature incurred by any such person and arising out of any action taken or omitted by the Custodian hereunder or otherwise arising directly or indirectly out of or in connection with this Agreement; provided that the Client shall not be obligated to indemnify, defend or hold harmless any such person as a result of such person’s gross negligence, bad faith or willful misconduct. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian’s gross negligence, bad faith or willful misconduct. In the event of any loss to the Client by reason of the gross negligence, bad faith or willful misconduct of the Custodian or its Sub-custodian, the Custodian shall be liable to the Client to the extent of the Client’s actual damages at the time such loss was discovered. To the extent that the Custodian obtains or provides market values of Securities in the Account to the Client, the Client hereby acknowledges that the Custodian now obtains and will in the future obtain information on such values from outside sources which the Custodian deems to be reliable, and confirms that the Custodian does not verify nor represent or warrant either the accuracy or the completeness of any such information furnished, and the Custodian shall be without liability in selecting and using such sources and furnishing any information derived therefrom. In no event shall the Custodian be liable for any indirect, incidental, special, consequential or punitive damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Client) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.
     In the event the Client subscribes to the Electronic On-Line System, the Client shall be fully responsible for the security of the Client’s connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards and the Client agrees to defend, indemnify and hold the Custodian and its affiliates, officers, directors and employees harmless from and against any and all liabilities, losses, damages, costs, including attorneys’ fees and every other expense of every nature incurred by any such person as a result of any improper or unauthorized use of such terminal by the Client or by others on the Client’s premises.
     All collections of funds or other property paid or distributed in respect of Securities in the Account shall be made at the risk of the Client. Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by its Sub-custodian of any payment, redemption or other transaction regarding Securities in the Account in respect of which the Custodian has agreed to take action as provided in Section 2 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of any clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission, radioactivity or other acts of God.
     The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Client, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Client by entities other than the Custodian prior to the Custodian’s employment under this Agreement.
     The provisions of this section shall survive termination of this Agreement.
     11. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Client and the Client agrees to indemnify the Custodian and its nominees, affiliates, officers, directors and employees for any loss, damage or expense suffered or incurred by any such person arising out of any violation of any investment restriction or other restriction or limitation applicable to the Client pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.
     12. Fees and Expenses. The Client agrees to pay to the Custodian annual compensation for its services pursuant to this Agreement, payable in periodic installments at the rates in effect at the time of payment, together with the Custodian’s out-of-pocket or incidental expenses in connection with the performance of this Agreement, including, without limitation, attorneys’ fees, such amounts to be automatically debited by the Custodian from an account listed on Exhibit A as designated by the Client, or such other account that the Client holds at Bank of America as designated by the Client. The initial fee schedule is set forth in Exhibit E attached hereto. Except where longer notice may be required by applicable law, Custodian shall notify Client at least thirty (30) days in advance of any change in Custodian’s rates of compensation. Such fees will not be abated by, nor shall the Custodian be required to account for, any profits or commissions received by the Custodian in connection with its provision of custody services under this Agreement. The Client hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in the Account and also agrees to hold the Custodian, its Sub-custodians, and their respective nominees harmless from any liability as record holder of Property in the Account. The Custodian is authorized to charge the Account for such items. Any fees or expenses invoiced to the Client which become past due for ninety (90) days or longer may be deducted by the Custodian from any Cash in the Account. The Custodian may charge the checking account of the Client maintained with the Custodian for any fees, expenses, charges or disbursements payable by the Client to the Custodian to the extent the money in the Account shall be insufficient therefor. If an Account is terminated during the first year, it is understood that a full year’s fee will be charged, but after the first year the fee will be prorated to the date of closing. The provisions of this Section shall survive the termination of this Agreement.
     13. Amendment, Modifications, etc. The Custodian may amend this Agreement in whole or in part by an instrument delivered to Client thirty (30) days prior to the effective date of such amendment and Client’s continued use of the Custodian’s services under this Agreement shall constitute Client’s acceptance of the terms of the Custodian’s amendment. Client may amend this Agreement in whole or in part by an instrument signed by the Client and the Custodian. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.
     14. Termination. This Agreement may be terminated by the Client by thirty (30) days’ written notice or by the Custodian upon thirty (30) days’ written notice; provided that notice by the Client shall specify the names of the persons to whom the Custodian shall deliver the Securities and Cash in the Account. If notice of termination is given by the Custodian, the Client shall, within thirty (30) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities and Cash in the Account. The Custodian will deliver such Securities and pay such Cash to the persons so specified, after payment of any undisputed fees and costs which the Custodian determines to be owed to it under this Agreement. In addition, the Custodian may in its sole discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If, within thirty (30) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Client a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of Illinois to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian’s obligations shall be limited to safekeeping Property.
     15. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith: (a) shall be in writing, hand delivered or sent by registered mail, email or facsimile addressed to such address as shall have been furnished by the receiving party and attached hereto as Exhibit C and (b) shall be deemed effective when received, or, in the case of a email and facsimile, when sent to the proper number and acknowledged by a proper confirmation.
     16. Representations and Warranties.
     (a) The Client hereby represents and warrants to the Custodian that:
          (i) the employment of the Custodian and the allocation of fees, expenses and other charges to the Account as herein provided is not prohibited by law or any governing documents or contracts to which it is subject;

          (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;
          (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;
          (iv) it will deliver to the Custodian a duly executed Secretary’s Certificate in the form of Exhibit F attached hereto or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise; and
          (v) it will deliver to the Custodian the items identified on Exhibit I hereto or such other evidence of identity as the Custodian may reasonably require.
     (b) The Custodian hereby represents and warrants to the Client (i) that this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms, and (ii) it is qualified to act as a custodian pursuant to Section 26(a)(1) of the 1940 Act..
     17. Governing Law. This Agreement shall be governed by the law of the State of New York.
     18. Submission to Jurisdiction. To the extent, if any, to which the Client or any of its properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, the Client hereby waives such immunity and agrees not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, the State of New York, United States of America, and the Client irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. The Client further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified air mail return receipt requested, postage prepaid, to the Client at its address specified herein for notices or in any other manner permitted by law. Both parties waive all rights to a trial by jury in any action or proceeding relating to this Agreement.
     19. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party; provided, however, that the Custodian may disclose such information to its affiliates and its and their respective employees, officers, directors, legal counsel, accountants, auditors and other representatives and advisors who are informed by the Custodian of the confidential nature of such information and are directed by the Custodian to treat such information in a manner consistent with the terms of this Agreement. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Client, or any Sub-custodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section shall survive the termination of this Agreement.
     20. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.
     21. Entire Agreement. This Agreement, together with any exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.
     22. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.
     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.
     24. Signature Authorization. The Client Signatories appearing below are duly authorized officers or agents of the Client. The Client shall deliver to the Custodian a duly executed Secretary’s Certificate in the form of Exhibit F hereto, or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.
     25. Successor and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors of each of the Client and the Custodian. This Agreement shall not be assigned by a party hereto without the prior express written consent of the other party. Notwithstanding the foregoing, any organization or entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Custodian shall be the successor Custodian hereunder without the execution or filing of any paper or any further act of any of the parties hereto.
     26. Tax Forms. The Account shall not be opened and funds in the Account shall not be invested unless the Client provides to the Custodian a properly completed and signed investment directive and applicable tax certification. In the case of a Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, an Internal Revenue Service Form W-9 (or applicable successor form) is required. In the case of a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, the applicable Internal Revenue Service Form W-8ECI, W-8IMY, W-8EXP or W-8BEN (or applicable successor form), which needs to be an original, is required. The applicable Internal Revenue Service Form W-8ECI, W-8IMY, W-8EXP or W-8BEN will expire every three years and will need to be replaced with another properly completed and signed original sent to the Custodian at Bank of America, N.A., Global Securities Solutions—Tax Liaison Group, 540 West Madison Street, MAIL CODE IL4-540-18-04, Chicago, IL 60661. A new original Form W-8 and the applicable account number must be received by the Custodian prior to December 31, three years from the date of the previously submitted form or as required applicable by law. Tax withholding may occur absent proper tax documentation.

     IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized signatories to execute this Agreement as of the date first written above.

HORIZON TECHNOLOGY FINANCE CORPORATION as Client
By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, as Custodian
By:
Name:
Title: